EXHIBIT 99.1

                    Form of Proxy for the Special Meeting of
                      Shareholders of Manchester State Bank





                              MANCHESTER STATE BANK
                                1041 MAIN STREET
                            MANCHESTER, CT 06045-1400

                    PROXY FOR SPECIAL MEETING OF SHAREHOLDERS
                ------------------------------------------------


THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE BANK

         KNOW ALL MEN BY THESE PRESENTS that the undersigned hereby constitutes and appoints Nathan B. Agostinelli, Andrew Anyaldi, Jr. and Ronald K. Jacobs, or any of them, with full power of substitution, as attorney and proxies for the undersigned to appear and vote all of the shares of stock of MANCHESTER STATE BANK standing on the books of the Bank in the name of the undersigned at the Special Meeting of the Shareholders of the Bank, to be held on June 7, 1996, at 10:00 a.m. at Manchester Country Club, 305 South Main Street, Manchester, Connecticut and at any and all adjournments thereof. If the undersigned should attend the Special Meeting in person, this proxy will not be binding.


         A majority of the said attorneys and proxies as shall be present and voting (or if one shall be present and voting, then that one) in person or by substitutes at said meeting, or at any adjournments thereof, shall have and may exercise all of the powers of such said attorneys and proxies hereunder. The undersigned hereby instructs said attorneys and proxies to vote as set forth thereafter:

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL NUMBER 1

         1. Proposal to adopt a Plan and Agreement of Reorganization, dated as of December 19, 1995 (the "Reorganization Agreement") by and among New England Community Bancorp, Inc. ("NECB"), New England Bank and Trust Company, a wholly owned subsidiary of NECB and Manchester State Bank ("MSB") which provides, among other things, for NECB to acquire all of the outstanding common stock of MSB ( the "MSB Common Stock") in exchange for $35.20 payable in cash and 5.493 shares of NECB Common Stock for each share of MSB Common Stock.

                  FOR                      AGAINST                    ABSTAIN
                   |_|                        |_|                        |_|

         2. The Directors know of no other business to be transacted, but if any matters do properly come before the meeting, there persons named as proxies will vote upon them in accordance with their best judgment.

              Witnessed by hand, this ___ day of _______________, 1996


                                   -------------------------------------

                                   -------------------------------------
                                                 Signature

                                   (when   signing   as   attorney,    executor,
                                   administrator, trustee or guardian, please add your title to such.)

                                   THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTIONS ARE GIVEN, THIS PROXY WILL BE VOTED AS RECOMMENDED BY THE DIRECTORS.